Exhibit 32.1
Certification of Chief Executive Officer
Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
In connection with this quarterly report on Form 10-Q of Comarco, Inc., I, Samuel M. Inman, III, Chief Executive Officer of Comarco, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
1.	The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Comarco, Inc.

Date: September 14, 2009	/s/ Samuel M. Inman, III
Samuel M. Inman, III
Chief Executive Officer

The foregoing certification is being furnished to the Securities and Exchange Commission as part of the accompanying report on Form 10-Q. A signed original copy of this written statement required by 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.